                                                           EXHIBIT 10.18

                                 FIRST AMENDMENT

                                       to

                            RESTRUCTURING AGREEMENT,

                           Dated as of March 29, 2000


                                      among



                       STOCKPOINT, INC., formerly known as
                        NEURAL APPLICATIONS CORPORATION,

                                as the Borrower,



                                       and



                           THE NORTHERN TRUST COMPANY,



                                       and



                             IOWA STATE BANK & TRUST

                                                                   EXHIBIT 10.18



                                 FIRST AMENDMENT
                                       to
                             RESTRUCTURING AGREEMENT

                           Dated as of March 29, 2000


         THIS FIRST AMENDMENT TO RESTRUCTURING AGREEMENT, dated as of March 29, 2000 (this "Agreement"), is entered into by and among STOCKPOINT, INC., formerly known as NEURAL APPLICATIONS CORPORATION, a corporation organized under the laws of the State of Delaware (the "Borrower"), THE NORTHERN TRUST COMPANY, an Illinois banking corporation ("Northern"), as lead bank (the "Lead Bank") and as a lender to the Borrower, and IOWA STATE BANK & TRUST, as Northern's participant (together with Northern, the "Lenders").

                                R E C I T A L S :

         A. Northern extended a line of credit (the "November 28, 1997 Line of Credit") to the Borrower in the maximum principal amount of THREE MILLION DOLLARS ($3,000,000), the Borrower's obligations relating to which being evidenced by a promissory note dated as of November 28, 1997 (the "November 28, 1997 Note"), of the Borrower in favor of Northern.

         B. ISB has purchased a $1,000,000.00 participating interest in the November 28, 1997 Line of Credit.

         C. Northern issued letters of credit (collectively, the "Letters of Credit") in the maximum aggregate amount of $6,313,000 for the account of the Borrower to support the repayment of certain debentures issued by the Borrower (the "Debentures"), the Borrower's reimbursement obligations relating to which being set forth in accompanying reimbursement agreements (collectively the "L/C Reimbursement Agreements").

         D. Iowa State Bank & Trust ("ISB"), an Iowa banking corporation, has purchased a $2,000,000.00 participating interest in Northern's obligations relating to the Letters of Credit.

         E. Northern extended another line of credit (the "September 14, 1998 Line of Credit") to the Borrower in the maximum principal amount of TWO MILLION DOLLARS ($2,000,000), the Borrower's obligations relating to which being evidenced by a promissory note, dated as of September 14, 1998 (the "September 14, 1998 Note"), of the Borrower in favor of Northern.

         F. The Borrower's obligations under and in relation to the November 28, 1997 Line of Credit, the Letters of Credit, and the September 14, 1998 Line of Credit were guaranteed by Robert B. Staib and the sole original collateral for these obligations was to be shares of UAL Corporation stock to be pledged by Mr. Staib to secure his obligations under such guarantees.

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Consistent with the foregoing, Mr. Staib ultimately delivered certificates to
Northern purporting to represent shares of UAL Corporation stock (the "Purported UAL Stock Certificates").

         G. Based on information obtained on December 1, 1998, the Lenders believed and continue to believe that the Purported UAL Stock Certificates are counterfeit. The Borrower states that its senior management (other than Mr. Staib) first learned that the certificates were alleged to be counterfeit on December 3, 1998. Mr. Staib has since become subject to an involuntary bankruptcy petition. These constitute events of default under each promissory note and the L/C Reimbursement Agreements, resulting, inter alia, in the termination of the lines of credit.

         H. The Borrower, Northern, ISB, and the Lead Bank entered into restructuring discussions regarding the existing events of default, particularly in light of the Borrower's stated intent to provide for the payment in full of all obligations owing to the Lenders through the consummation of a strategic transaction such as an initial public offering of its common stock, and the parties amended the November 28, 1997 Note, the September 14, 1998 Note, and the L/C Reimbursement Agreements to definitively reflect the terms of such a restructuring pursuant to the terms and conditions set forth in that certain Restructuring Agreement (the "Restructuring Agreement"), dated as of December 3, 1999, among the Borrower and the Lenders, it being understood that the Lead Bank and the Lenders would not have entered into such a restructuring in the absence of the Borrower's intent (and its commitment to use its best efforts) to consummate such a strategic transaction on or before June 30, 2001 and that, consequently, the Lead Bank and the Lenders materially relied thereupon in entering into the Restructuring Agreement.

         I. The parties desire to amend the provisions of the Restructuring Agreement for the limited purpose of (i) increasing the maximum amount of the Bridge Financing (as such term is defined in the Restructuring Agreement) by $500,000 and (ii) permitting the Borrower to incur up to $1,000,000 in unsecured indebtedness for borrowed money from John Pappajohn, one of its present equity holders, or from one of his affiliates.

         Therefore, the parties hereto agree, subject to the satisfaction of the conditions precedent set forth in Section 3, to amend the Restructuring Agreements as follows:


                SECTION 1 AMENDMENTS TO RESTRUCTURING AGREEMENT

         SECTION 1.1 Bridge Financing Increase. Section 6.1 of the Restructuring Agreement is hereby amended to delete the amount "$2.5 million" in the third line thereof and substitute "$3.0 million" therefor.

         SECTION 1.2 Indebtedness for Borrowed Money. Section 10.5(a) of the Restructuring Agreement is hereby amended to delete the present text in its entirety and substitute the following therefor:


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                  (a) Indebtedness. Not incur, permit to remain outstanding, assume or in any way become committed for indebtedness in respect of borrowed money, except (i) indebtedness existing on December 3, 1999 shown on the financial statements furnished to the Lenders before the Restructuring Agreement was originally signed, including any extensions or renewals thereof so long as the principal amount of such indebtedness is not increased by such extension or renewal; (ii) the Bridge Financing; (iii) after March 29, 2000, up to ONE MILLION DOLLARS ($1,000,000) in an unsecured line of credit (the "New Unsecured Line of Credit") to be extended by John Pappajohn, one of the Borrower's equity holders, or one of his affiliates, which, in addition to being unsecured, (A) shall not bear interest at a rate greater than (i) the Prime Rate and (ii) LIBOR plus 1.75%, (B) shall permit the lender thereunder to receive "interest only" payments until maturity, (C) shall have a stated maturity of June 30, 2001, and (D) may be accelerated only upon the occurrence of either a payment default that remains uncured or unwaived for three (3) business days or the consummation of a Strategic Transaction; and (iv) indebtedness incurred after the date hereof in the nature of Capitalized Lease Liabilities and/or purchase money debt, provided that the aggregate amount thereof outstanding at any one time does not exceed (a) $750,000 in calendar 1999, (b) $1,500,000 in calendar 2000, and (c) $1,500,000 through June
         30, 2001 (assuming a total year limitation of $2,500,000) for the Borrower and all Subsidiaries and otherwise does not have a Material Adverse Effect on the Borrower and its business operations at any time.

         SECTION 1.3 Unsecured Line of Credit. Prior to incurring any indebtedness under the New Unsecured Line of Credit, Borrower shall submit executed copies of the agreement and documents relating thereto to the Lead Bank and shall receive the Lead Bank's approval as to the form thereof, which approval shall not be unreasonably withheld if such agreements and documents comply with the provisions set forth in Section 1.2 of this Agreement.

                    SECTION 2 REPRESENTATIONS AND WARRANTIES

         To induce the Lenders, the Issuer and the Lead Bank to enter into this Agreement, the Borrower represents and warrants unto the Lead Bank, and each Lender that:

         SECTION 2.1 Organization. The Borrower is a corporation existing and in good standing under the laws of the state indicated in the heading; any Subsidiary is a corporation or partnership duly existing and in good standing under the laws of the state of its formation as indicated on Schedule 2.5; the Borrower and any Subsidiary are duly qualified, in good standing and authorized to do business in each other jurisdiction where, because of the nature of their activities or properties, such qualification is required and where the failure to be so qualified may have a Material Adverse Effect; and the Borrower and any Subsidiary have the power and authority to own their properties and to carry on their businesses as now being conducted.


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         SECTION 2.2 Authorization; No Conflict. The execution and delivery of this Agreement is within the Borrower's corporate powers, has been authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required) and do not and will not contravene or conflict with any provision of law applicable to the Borrower or of the charter or by-laws of the Borrower or any Subsidiary or of any agreement binding upon the Borrower or any Subsidiary.

         SECTION 2.3 Taxes. Except in the case of state and local tax returns for the fiscal years ended December 31, 1998 and December 31, 1999, respectively, the Borrower and any Subsidiary have filed or caused to be filed all federal, state and local tax returns which, to the knowledge of the Borrower or any Subsidiary, are required to be filed, and have paid or have caused to be paid all taxes as shown on such returns or on any assessment received by them, to the extent that such taxes have become due (except for current taxes not delinquent and taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been provided on the books of the Borrower or the appropriate Subsidiary, and as to which no foreclosure, distraint, sale or similar proceedings have been commenced). Specifically, the Borrower is current in the filing of all of its federal income tax returns, including for the calendar year ending December 31, 1998 and December 31, 1999, respectively. The Borrower and any Subsidiary have set up reserves which are adequate for the payment of additional taxes for years which have not been audited by the respective tax authorities.

         SECTION 2.4 Litigation and Contingent Liabilities. No litigation (including derivative actions), arbitration proceedings or governmental proceedings are pending or threatened against the Borrower which would (singly or in the aggregate), if adversely determined, have a Material Adverse Effect.

         SECTION 2.5 Subsidiaries. Attached hereto as Schedule 2.5 is a correct and complete list of all Subsidiaries and Affiliates of the Borrower.

         SECTION 2.6 ERISA/Health. The Borrower does not maintain a Plan, but only administers a 401(k) plan for its employees. The Borrower maintains a self-funded health insurance plan, which represents a scheduled contingent liability of no more than $100,000. Each of the foregoing complies in all material respects with all applicable requirements of law and regulations.

         SECTION 2.7 Strategic Transaction Acknowledgment. The Borrower continues to understand and acknowledge that the Lead Bank and the Lenders would not have entered into the restructuring set forth in the Restructuring Agreement (as amended hereby) in the absence of the Borrower's stated intent to use its best efforts to consummate a Strategic Transaction on or before June 30, 2001 and that, consequently, the Lead Bank and the Lenders materially relied thereupon in entering into the original Restructuring Agreement and continue to materially rely thereupon in entering into this Agreement; provided, however, that the failure to actually consummate a Strategic Transaction on or before such date shall not constitute an Event of Default.


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         SECTION 2.8 No Defaults. As of the date hereof, (a) no Event of Default or Unmatured Event of Default has occurred and is continuing and (b) the Borrower is in compliance with the financial restrictions set forth in Sections
10.5 and 10.11 of the Restructuring Agreement (as amended by this Agreement).


               SECTION 3 CONDITIONS TO EFFECTIVENESS OF AGREEMENT

         This Agreement and the amendment of the Restructuring Agreement provided for herein shall become effective as of the date hereof upon satisfaction of the following conditions precedent:

         SECTION 3.1 Letters of Credit. There shall have been no demand for payment made under any of the Letters of Credit.

         SECTION 3.2 Agreement. Each party hereto shall have received a counterpart of this Agreement which has been executed by all of the parties hereto.

         SECTION 3.3 Documentation. The Lead Bank shall have received all of the following, each duly executed and dated the closing date hereof or such earlier date as is provided for herein or in an Exhibit hereto or is satisfactory to the Lead Bank, in form and substance satisfactory to the Lead Bank and its counsel, at the expense of the Borrower, and in such number of signed counterparts as the Lead Bank may request:

                  (a) Borrower Resolution. A copy of a resolution of the Board of Directors of the Borrower authorizing or ratifying the execution, delivery and performance, respectively, of this Agreement, to be executed by the Borrower and certified by the Secretary of the Borrower.

                  (b) Borrower Articles of Incorporation and By-laws. A certificate of the Secretary of the Borrower to the effect that true and correct copies of the articles of incorporation and the by-laws of the Borrower then in effect are attached as exhibits to such certificate or that its articles of incorporation and its by-laws are unchanged from the certified copies thereof that were provided by the Borrower at the time of the original execution and delivery of the Restructuring Agreement.

                  (c) Borrower Certificate of Incumbency. A certificate of the Secretary of the Borrower certifying the names of the officer or officers of the Borrower authorized to sign this Agreement, to be executed by the Borrower, together with a sample of the true signature of each such officer (the Lead Bank and each Lender may conclusively rely on such certificate until formally advised by a like certificate of any changes therein).

                  (d) Opinion of Counsel to the Borrower. An opinion or opinions of counsel to the Borrower to such effect as the Lead Bank may reasonably require.

                  (e) Miscellaneous. Such other documents and certificates as the Lead Bank may reasonably request.

         SECTION 3.4 Bridge Financing. The Lead Bank shall have received copies of the executed agreements and other documents relating to the increase in the maximum amount of the Bridge Financing contemplated hereby.

         SECTION 3.5 Payment of Accrued Interest and Letter of Credit Fees. The Lead Bank, on behalf of the Lenders, shall have received current payment in full of all accrued and unpaid interest on the Notes and unpaid Letter of Credit Fees.

         SECTION 3.6 Robert B. Staib. The Lenders shall have entered into an amendment to the Robert Staib/Lender Agreement substantially in the form of Exhibit A hereto (the "Robert Staib/Lender Agreement"), which agreement will not be subject to bankruptcy court approval, whether to be obtained before or after closing.


                             SECTION 4 DEFINITIONS

         SECTION 4.1 Definitions. Unless otherwise set forth herein, the definitions are set forth in Schedule I of the Restructuring Agreement.


                            SECTION 5 MISCELLANEOUS

         SECTION 5.1 Effectiveness and Successors. This Agreement shall, upon execution and delivery by the Borrower, the Lenders and the Lead Bank in Chicago, Illinois, become effective and shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Lead Bank and their respective successors and assigns, except that the Borrower may not transfer or assign any of its rights or interest hereunder without the prior written consent of the Lenders.

         SECTION 5.2 Captions. Captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. References herein to Sections or provisions without reference to the document in which they are contained are references to this Agreement.

         SECTION 5.3 Singular and Plural. Unless the context requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the other where appropriate.


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         SECTION 5.4 Counterparts. This Agreement may be executed by the parties on any number of separate counterparts, and by each party on separate counterparts; each counterpart shall be deemed an original instrument; and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

         SECTION 5.5 Payment of Costs and Expenses. Other than with respect to the professional fees and expenses of the Lead Bank and the Lenders relating to the period prior to the execution and delivery of the original Restructuring Agreement (which are addressed in Section 7.1 of the Restructuring Agreement), the Borrower's obligations under the Notes and/or the L/C Reimbursement Agreements to reimburse the Lead Bank and the Lenders for their respective expenses remain unchanged. The aggregate limit set forth in Section 7.1 of the Restructuring Agreement in no manner applies or otherwise limits the rights of the Lead Bank and each Lender to be reimbursed for such fees and expenses (including, without limitation, those relating to the preparation, execution, and delivery of this Agreement and the other matters relating thereto), which, for expenses incurred from December 3, 1999 to such date, shall be due and payable on the earlier to occur of the date of the consummation of a Strategic Transaction (or other acceleration of the Obligations pursuant to any of the other provisions hereof) and June 30, 2001 and which, for expenses incurred after such date, shall be due and payable on demand.

         SECTION 5.6 Confidentiality. The Lenders shall hold all non-public information (which has been identified as such by the Borrower) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to any of their examiners, insurers, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee, participant or assignee or as required or requested by any governmental agency or representative thereof or pursuant to legal process.

         SECTION 5.7 Construction. This Agreement, the Restructuring Agreement (including as amended by this Agreement), the Notes (as amended by the Restructuring Agreement), the Loan Documents and any other document or instrument executed in connection herewith shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Illinois, and shall be deemed to have been executed in the State of Illinois.

         SECTION 5.8 Reaffirmation of the Provisions of the Loan Documents. This Agreement amends the Restructuring Agreement only to the extent expressly set forth herein. Consistent with the foregoing, none of the other provisions of the Restructuring Agreement shall be amended, and the parties reaffirm the Restructuring Agreement, as amended by the provisions of this Agreement, in all respects. Except as amended by the Restructuring Agreement (including as amended by the provisions of this Agreement), the provisions of the Notes and the L/C Reimbursement Agreements remain unchanged, and the Borrower hereby reaffirms its obligations thereunder. Consistent with the foregoing, any conflict between the provisions of the Notes and/or the L/C Reimbursement Agreements prior to December 3, 1999, on the one hand, and the provisions of the Restructuring Agreement (including as amended by the provisions of this Agreement), on the other hand, shall be governed by the provisions of the Restructuring Agreement (including as amended by the provisions of this Agreement).

         SECTION 5.9 Relationship between this Agreement and Participation Agreement. Iowa State Bank's execution and delivery of this Agreement shall be deemed to satisfy any consent requirement under any of the existing participation agreements (the "Participation Agreements") between Iowa State Bank and Northern. Except as provided in the preceding sentence, the provisions of the Participation Agreement shall remain unchanged and any conflict between the provisions of the Participation Agreement and the Restructuring Agreement (including as amended by the provisions of this Agreement) shall be governed by the provisions of the Participation Agreement.

         SECTION 5.10 Submission to Jurisdiction; Venue; Waiver of Right to Jury Trial. THE BORROWER IRREVOCABLY AGREES THAT ALL SUITS, ACTIONS OR OTHER PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE RESTRUCTURING AGREEMENT (INCLUDING AS AMENDED BY THE PROVISIONS OF THIS AGREEMENT), THE NOTES, THE LOAN DOCUMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH, SHALL BE SUBJECT TO LITIGATION IN COURTS HAVING SITUS WITHIN CHICAGO, ILLINOIS. THE BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE. THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY, TO TRANSFER OR CHANGE THE VENUE OF ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT AGAINST ANY PARTY IN ACCORDANCE WITH THIS SECTION, OR TO CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                                   * * * * * *


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


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              STOCKPOINT, INC., formerly known as
                              NEURAL APPLICATIONS CORPORATION


                              By: /s/ W.E. Staib
                                 -----------------------------------------------
                              Its: President
                                  ----------------------------------------------
                              Address: 2600 Crosspark Road
                                       Coralville, IA 52241

                                       Attention: William E. Staib
                                       Facsimile: 319/626-5001



                              THE NORTHERN TRUST COMPANY


                              By: /s/ David A. Gozdecki
                                  ----------------------------------------------
                              Its: Vice President
                                  ----------------------------------------------
                              Address: 50 South LaSalle Street
                                       Chicago, Illinois  60675
                                       Attention: David Gozdecki, Vice President
                                                  Credit Policy Division
                                       Facsimile: 312/630-6105
                                       Telephone: 312/444-5829



                              IOWA STATE BANK & TRUST


                              By: /s/ Kent L. Jehle
                                  ----------------------------------------------
                              Its: Senior Vice President
                                  ----------------------------------------------
                              Address: P.O. Box 1700
                                       Iowa City, IA 52244



                                       Attn: Kent L. Jehle
                                       Facsimile: 319/356-5844


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